EXHIBIT 99(a)
                            LITTLE FALLS BANCORP, INC
                                 86 MAIN STREET
                            LITTLE FALLS, NEW JERSEY
                         SPECIAL MEETING OF STOCKHOLDERS

                                 April 27, 1999

         The undersigned hereby appoints the Board of Directors of Little Falls Bancorp, Inc. ("Little Falls"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of capital stock of Little Falls which the undersigned is entitled to vote at the Special Meeting of Stockholders ("Meeting"), to be held at The Bethwood, 38 Lackawanna Avenue, Totowa, New Jersey, on April 27, 1999 at 1:00 p.m. local time, and at any and all adjournments thereof, as follows:

1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated January 26, 1999 (the "Agreement") among HUBCO, Inc. ("HUBCO"), a New Jersey corporation and registered bank holding company, Hudson United Bank (the "Bank"), a New Jersey state-chartered commercial banking corporation and wholly-owned subsidiary of HUBCO, Little Falls Bancorp, Inc., a New Jersey corporation and registered savings and loan holding company ("Little Falls"), and Little Falls Bank, a federally-chartered savings bank and wholly-owned subsidiary of Little Falls. Pursuant to the Agreement, Little Falls will be merged with and into HUBCO with HUBCO surviving and Little Falls shareholders receiving the consideration set forth in the Agreement. Immediately after the merger of Little Falls into HUBCO, Little Falls Bank shall be merged with and into the Bank with the Bank surviving.

                    FOR         AGAINST         ABSTAIN
                    | |           | |             | |

2. In their discretion, upon such other matters as may properly come before the meeting.

         The Board of Directors recommends a vote "FOR" the above listed proposition.


THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of Little Falls at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of Little Falls of his or her decision to terminate this proxy.

         The undersigned acknowledges receipt from Little Falls prior to the execution of this proxy of Notice of the Meeting, a Proxy Statement/Prospectus dated March __, 1999, and an Election Form/Letter of Transmittal.


                            Please check here if you
                            plan to attend the Meeting         |_|

Dated:                              , 1999


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PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER


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SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.